UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                      _________________________________

                                   FORM 8-K

                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):   July 22, 2005


                                 CENTALE, INC.
           -------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)


     New York                     0-50863                 22-3621870
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(State of Incorporation)       (Commission File        (IRS Employer
                                Number)                 Identification No.)


          6700 N. Andrews Ave., Suite 605, Ft. Lauderdale, FL 33309
          ---------------------------------------------------------
                  (Address of principal executive offices)

                               (754) 224-3300
                       -----------------------------
                       Registrant's Telephone Number


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01  Completion of Acquisition of Assets

     On July 22, 2005 Centale acquired all of the assets of Solarbaybies, Inc. The assets included a variety of Internet designs and technologies. Centale paid $50,000 to Solarbaybies for the assets.

     At the same time Centale purchased from Moses Johnson, the President and majority shareholder of Solarbaybies, a number of domain names and the technology used in connection with the online application named "MusicOnDemand." Included in the technology assigned to Centale by Mr. Johnson is a patent application titled "Media Search and Retrieval System Using Links. In exchange for the domain names and technology, Centale gave to Mr. Johnson (a) $50,000, (b) 500,000 shares of Centale common stock, and
(c) a royalty on the net revenue produced by the MusicOnDemand technology equal to 10% of the first $25,000,000 and 20% of net revenue in excess of $25,000,000.

     Centale also entered into a three year employment agreement with Moses Johnson. Mr. Johnson will serve as Centale's Chief Creative Director and will manage Centale's Office in Philadelphia PA.

Item 9.01  Financial Statements and Exhibits

Exhibits

10-a Technology Transfer Agreement dated July 8, 2005 between Centale, Inc. and Moses Johnson.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	                          	CENTALE, INC.


Dated: July 26, 2005                    By:/s/ Juan Ferreira
                                        -------------------------------
                                        Juan Ferreira
                                        President